Exhibit 10.18(b)

Confidential

STATEMENT OF WORK # 3

FORD SYNC SYSTEM GEN 2

BETWEEN

FORD MOTOR COMPANY

AND

BSQUARE CORPORATION

This “Statement of Work # 3” (herein referred to as “Statement of Work # 3”) is entered into as of June 29, 2010 and shall hereby amend the terms provided under the SYNC Generation 2 Hardware Design and System Integration Services Global Terms & Conditions, dated December 30, 2009 (the “GTC”), by and between BSQUARE Corporation (“Supplier” or “BSQUARE”) and Ford Motor Company (“Buyer”, “Ford” or “Company”), concerning the products and services provided herein. The GTC, Statement of Work # 3, and the Purchase Order corresponding to this Statement of Work # 3 (the “PO”) are collectively referred to as the “Ford Competency Center Agreement” or as “FCC”. Unless otherwise specified herein, all definitions, terms and conditions of the GTC only shall apply to this Statement of Work # 3 and none of the terms in any prior Amendment, SOW, or Purchase Order shall apply to work done pursuant to the FCC and this Statement of Work # 3. The “Effective Date” of this Statement of Work # 3 shall be June 14, 2010.

WHEREAS, Buyer and Supplier have negotiated to restructure their working relationship in the form of the FCC, the structure of which they intend to govern work performed for Buyer by Supplier beginning on Effective Date;

WHEREAS, Supplier has committed to providing certain resources for a minimum period of time for work performed under this Statement of Work # 3, including resources specifically requested by Buyer and, in return, Buyer is committing to pay for those resources for the same minimum period of time; and

NOW, THEREFORE, in consideration of the obligations of each of the parties set forth in this Statement of Work # 3, the parties hereto agree as follows:

1.	Purchase Order. By executing this Statement of Work # 3 Ford agrees to issue a purchase order for the FCC in accordance with the Fees and Terms in Attachment A of this Statement of Work # 3, which is incorporated herein by this reference and to pay the fees invoiced by Bsquare in accordance with this Statement of Work # 3.

2.	Terms. The terms of the FCC shall be defined in Attachment A.

3.	GTC Modifications. The following modifications are made to the GTC’s with respect to all work performed by Bsquare pursuant to this Statement of Work # 3:

a.	The “Term” of the Agreement as specified by Section 8 of the GTC’s shall be modified and amended as set forth in Attachment A, for purposes of this Statement of Work #3.

b.	Section 10.04 of the GTC’s is amended, for purposes of this Statement of Work #3, as follows:

10.04 Total Price and Taxes Buyer will be responsible for duty, if applicable, and tax unless otherwise specified in the Tax Web-Guide. The Supplier will separately show on its invoice any duties, and any sales tax, which includes the State of Michigan’s modified gross receipts tax, use tax, value-added tax (VAT) or similar turnover taxes, levied on the Goods. The Supplier will provide whatever documents and information the Buyer may require to support taxes paid, tax reporting, or recovery of VAT. The Supplier will comply with the requirements of the Tax Web-Guide. The Supplier will pay duty if the delivery term specified on the Purchase Order requires the Supplier to pay it (see the Delivery Terms Web-Guide for more details).

c.	Section 14 of the GTC’s is deleted and replaced in its entirety with the following:

SECTION 14. DELIVERY OF NONCONFORMING GOODS

14.01 Delivery The Buyer agrees that there shall be no conformity requirements for Goods delivered under the FCC and all modifications or corrections shall be made by Supplier pursuant to and in accordance with the other provisions of the FCC.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

14.02 No Other Rights The provisions of this Section 14 shall apply regardless of when such nonconformity is discovered, even if the nonconformity does not become apparent until after delivery of the Goods.

d.	Immediately following the Acceptance (as defined in Amendment # 1), Section 22 of the GTC’s is deleted in its entirety and replaced with the following:

SECTION 22. WARRANTY

Supplier Warrants that the work performed under this Statement of Work #3 shall be performed in a professional and workmanlike manner and that the Goods delivered under this Statement of Work #3 will substantially conform to accepted quality standards in the software industry. Buyer’s sole remedy for a failure of Supplier’s warranty obligation is for Supplier to repair or replace. ‘Repair or replace’ means as the case may be, creating and delivering a software update or patch if related to software, re-doing work if related to services, or replacement of hardware if related to hardware and includes paying for the actual costs of re-manufacture, re-distribution, or re-installation as applicable, whether incurred by Supplier or by Buyer. Ford has the right at any time to request removal and replacement of any developer whose work covered by this Statement of Work #3, does not meet the standards above.

e.	Section 25 of the GTC’s is deleted in its entirety.

f.	Section 26.09 is deleted in its entirety and replaced with the following:

Supplier will be liable for all direct losses, costs, and expenses incurred by the Buyer resulting from any failure by the Supplier to comply with any of the requirements of the Purchase Order (even if the Supplier has cured the noncompliance under Section 26.02), or from termination by the Buyer under Section 26.01 or 26.04, and termination under those sections does not relieve the Supplier from this liability. Such liability is limited to a maximum of eleven million US dollars ($11,000,000).

g.	Section 27 is deleted in its entirety and any additional termination rights not specified in Section 26 shall be delineated in Attachment A of this Statement of Work # 3.

h.	Section 29 is deleted and does not apply in its entirety to this Statement of Work #3.

i.	Section 48.01 of the GTC’s with respect to this Statement of Work #3 is deleted and replaced in its entirety with the following:

48.01 Supplier’s total liability arising under this Agreement for work performed under the FCC shall be limited to eleven million US dollars ($11,000,000). In no event shall Supplier be liable to Buyer for any indirect, incidental or consequential or special losses, costs, damages or expenses, including without limitation any lost profits, lost savings, or other incidental damages arising out of the Agreement even if the Supplier has been notified of the potential for such damages.

4.	Other Terms. All other terms and conditions of the GTC are unchanged and remain in full force and effect. In case of a conflict, the terms of this Statement of Work # 3 (including its attachments and amendments) will control and prevail over those contained in the GTC.

5.	This Statement of Work # 3 shall be effective on the Effective Date. This Statement of Work # 3 shall not be valid or effective unless and until it is signed by both Supplier and Buyer. This Statement of Work # 3 may be executed in counterparts as, for example, by exchanging signed copies by fax machine.

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

IN WITNESS WHEREOF, this Statement of Work # 3 has been duly executed by the parties hereto, as of the Effective Date.

FORD MOTOR COMPANY:		BSQUARE CORPORATION:

By:	/s/ Jason Rodriguez	By:	/s/ Scott C. Mahan

Name:	Jason Rodriguez	Name:	Scott C. Mahan

Title:	Buyer	Title:	Chief Financial Officer

Date:	June 29, 2010	Date:	June 29, 2010

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

Attachment A

Ford Competency Center (the “FCC”) will be a Staff Augmentation model, Buyer will be managing the resultant output and this will supersede all other agreements. However, as stated in the terms of this Statement of Work #3, commercial terms will be still governed by the “GTC” as amended.

1.	FCC Phase 1 Rates & Resources

TABLE A

The table below reflects the annual rate for the Phase 1 personnel for the 1 year commitment for each person.

Name	Practice Area	Location	FCC Rate		Annual Rate Total
FCC 1 year core
***	Applications	Akron	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Platform	Akron	*	**	*	**
***	Platform	Akron	*	**	*	**
***	Platform	Akron	*	**	*	**
***	Quality Assurance	Akron	*	**	*	**
***	Platform	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Program Management	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Program Management	Bellevue	*	**	*	**
***	Exec Mgt	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Platform	Bellevue	*	**	*	**
***	Platform	Bellevue	*	**	*	**
***	Quality Assurance	Bellevue	*	**	*	**
***	Quality Assurance	Dallas	*	**	*	**
***	Platform	UK	*	**	*	**
					*	**

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

TABLE B

The table below reflects the quarterly rate for the additional Phase 1 FCC personnel for the 90 day commitment for each person.

Name	Practice Area	Location	FCC Rate		90 Day Total
FCC 90 day transition Team
***	Applications	Bellevue	*	**	*	**
***	Hardware	Akron	*	**	*	**
***	Quality Assurance	Akron	*	**	*	**
***	Quality Assurance	Bellevue	*	**	*	**
***	Platform	Bellevue	*	**	*	**
***	Platform	Bellevue	*	**	*	**
***	Quality Assurance	Bellevue	*	**	*	**
***	Quality Assurance	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Build	Longmont	*	**	*	**
***	Quality Assurance	Longmont	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***	Applications	Bellevue	*	**	*	**
***

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

2.	FCC Terms

a)	Buyer is committed to fund and pay for the FCC 1 Year Core Team individuals as provided in Table A above (a minimum of 20 individuals) for a period of one year and the FCC 90 Day Transition Team individuals as provided in Table B above (a minimum of 15 individuals) for a period of 90 days. For clarity, Buyer is committing to pay for each individual for the specified period of time. If an FCC resource is removed from the program by Buyer because of termination or other reasons, and a suitable replacement cannot be found and approved by Buyer, Buyer’s commitment shall be reduced by that headcount(s). Buyer acknowledges, that to the extent an FCC resource is made available to it, that it is obligated to pay the fees associated with the resources in Tables A and B for either one (1) year in the case of Table A resources and 90 days in the case of Table B resources regardless of whether Buyer is requesting these resources to perform work on Buyer’s programs;

b)	Commencing on the Effective Date, all FCC personnel shall be deployed to remedy the Sev 1-2 Bugs (as defined in Amendment # 1). If all Sev 1-2 Bugs are not remediated on or prior to June 28, 2010, Buyer shall not be responsible for FCC personnel working on Sev 1-2 Bugs under this Statement of Work #3 from the Effective Date until Acceptance (as defined in Amendment #1). In such event, the term of this Statement of Work # 3 for the affected individuals shall be extended for a length of time equal to the time between June 28, 2010 and the Acceptance date. FCC personnel requested by Buyer to work on non – Sev 1-2 Bugs shall be billable under this Statement of Work 3;

c)

Buyer will pre-pay an amount approximating the costs and expenses for the first six (6) months of the FCC program, in advance. This pre-payment amount shall be $3,000,000. Buyer shall issue a Purchase Order and pay this amount on or before June 30, 2010. Supplier shall provide Buyer with a monthly statement showing a reconciliation of the prepaid amount against un-invoiced charges. Once the prepaid amount has been exceeded, further fees and expenses due under the FCC shall be invoiced monthly. The fees for the resources specified in Table A shall be invoiced at 1/12th of the Annual Rate Total specified above. The fees for the resources specified in Table B shall be invoiced at 1/3rd of the 90 Day Rate Total specified above. Fees for partial months shall be prorated based on total calendar days in the month;

d)	Buyer acknowledges that the Annual Rate Total and 90 Day Rate Total are inclusive of time spent by engineering resources on activities other than Buyer’s programs, up to and including paid-time off, Supplier-related company meetings etc. provided that if overall utilization (i.e. time charged to Buyer’s programs as evidenced by Supplier’s time-keeping records as measured by the time charged divided by total available hours in the period excluding weekends) falls below 80%, Buyer will receive a credit for every hour below the 80% utilization level using the FCC Hourly Rate. For purposes of this section, the utilization calculation shall be performed on a quarterly basis beginning with the week ending on the first Friday of the calendar quarter and ending on the last Friday of the calendar quarter. Further, the calculation shall be aggregated to include all resources assigned to Buyer’s programs under this Amendment #2. Buyer further acknowledges that if program resources aren’t being utilized on Buyer’s programs (i.e. there is downtime on the program, by election of Buyer), the time spent by program resources on other activities shall be included in the utilization calculation as Buyer project time;

e)	Buyer may request additional personnel and Supplier will use commercially reasonable efforts to add the requested personnel within the time period specified by Buyer. Buyer will specify whether additional resources will be considered Table A (1 year commitment) or Table B (90 day commitment) resources. For convenience, Buyer’s commitment for these additional resources shall be only the time remaining on the original commitment under this Amendment #2. Example, if on July 11, 2010, Buyer adds an engineering resource under Table B, Buyer’s remaining firm commitment on that resource shall be two calendar months. Buyer will pay the rates agreed to in the Tables above for all additional personnel;

f)	Buyer approves all Supplier resources assigned to the FCC;

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

g)	Program assignments for FCC resources shall be managed by Buyer Product Development Engineers; including but not limited to SYNC product development daily & project tasks, development, and support of deliverables selected by Buyer. Administrative and/or Human Resource tasks are excluded and should be handled by Supplier;

h)	Buyer may request that FCC resources work overtime. FCC resources are under no obligation to work overtime. Maximum overtime that Buyer may request of FCC resources is 32 additional hours per month in the case of a calendar month in which there are four (4) Fridays in that month or 40 additional hours in which there are five (5) Fridays in a month. For clarify, overtime is any time requested above a standard 40 hour work week, excluding holidays; Supplier must have written approval (which may include email) from Buyer for FCC resources prior to commencing overtime;

i)	Hourly rates, where applicable in terms of fee calculation under this Amendment #2, shall not exceed the rate tables above at anytime, including overtime. However, Buyer shall be obligated to pay all additional cost incurred by Supplier as a result of any overtime, holiday or other extraordinary work commitments required and approved in writing (which may include email) by Buyer in advance. These additional costs will include, but are not limited to, the additional fees or bonuses that Supplier pays employees and other overtime-related expenses incurred by Supplier including overtime meal expense;

j)	Buyer will be liable for travel related expenses including transportation, meals lodging, and other travel related expenses. Travel must be pre-approved in writing (which may include email) by Buyer before commencing. Supplier will invoice Buyer for travel time at the hourly rates specified in the tables above to the extent Supplier’s engineering resources are requested to travel outside normal business hours. Travel related expenses will generally be invoiced monthly;

k)	Time involved with monthly reporting, hours analysis, paid time-off (“PTO”) requests, FCC resource management, purchasing etc. and administration of the FCC and FCC personnel shall be provided by the dedicated FCC personnel;

l)	Except as otherwise stated herein, all fees and expenses will be paid in accordance with the GTC;

m)	Any expenses related to attendance by Supplier personnel at Supplier related events and/or training; shall be the responsibility of Supplier;

n)	Supplier will provide one development desktop machine or laptop with appropriate development software for each FCC personnel. Build, SVN and TestTrack servers and or Stability Lab equipment currently utilized by Supplier on Ford programs will be made available to Buyer, free of charge, for a period of 90 days from the Effective Date;

o)	Supplier shall use best efforts to require its employee performing work under this Statement of Work #3 to execute Non Disclosure Agreement acceptable to Buyer.

p)	Supplier will inform Buyer in writing of a Resource’s request for PTO (for non-emergency use) or training time off 30 days in advance of scheduled time-off provided that PTO previously approved by Supplier prior to the start date of the FCC does not require approval by Buyer. Buyer will not withhold approval without good cause. Conflicts between Supplier and Buyer’s representatives will be escalated to those representative’s managers. Infrequent Supplier Company meetings and Supplier’s annual holiday schedule do not require approval by Buyer. Note: PTO has been previously approved by Supplier for certain FCC Resources prior to the start date of the FCC that must be honored;

q)	Supplier will use commercially reasonable efforts to inform Buyer within 30 days (for 1-year FCC) and 14 days (for 90 day FCC) of personnel changes to the FCC team, including removal of previously assigned FCC resources. Buyer must approve all FCC team resource additions beyond those specified in the Tables above. Supplier will use commercially reasonable efforts to provide the personnel requested by Buyer. Supplier shall have no obligation to maintain any individual who’s employment with Supplier is terminated or who is injured, disabled or unable to perform work functions;

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

Confidential

r)	Buyer agrees that it will not hire or offer employment to any Supplier employee engaged in the FCC without Supplier’s prior written approval, for a period of one year following the date Supplier ceases to perform work for Buyer. However, if a Supplier employee resigns or leaves without inducement from the Buyer, Buyer has the right to offer employment and to hire such an individual at anytime; and

s)	The Supplier may terminate or stop work under the FCC if Buyer fails to make payments when due and fails to remedy such non-payment within 45 days of receipt of written notice of such failure, during which time, Supplier will participate in good faith in all dispute resolution and governance processes defined in the GTC. If Buyer fails to pay any amount due within 45 days of receipt of written notice of such failure, Supplier may then terminate or stop work under the FCC if any future payment is not made within 10 days of receipt of written notice of a failure to pay.

3.	FCC Contingency Resource Plan

a)	In the event of a warranty claim pursuant to the GTC, (as amended by Amendment # 1), the following contingency plan will govern warranty-related work:

i.	Buyer will establish a contingency fund to pay for warranty-related work;

ii.	The contingency fund will contain a minimum of $250,000 and a maximum of $500,000 for all warranty work for the warranty claim period specified in the GTC;

iii.	For FCC resources re-assigned to address warranty claims, Buyer can assign approved resources to supplement the FCC; supplemental resources may include existing FCC resources;

iv.	Quality and improvement actions shall not be covered in the contingency fund;

v.	Buyer must approve release of funding and/or payment based on approved warranty actions and/or campaigns;

vi.	Any costs exceeding the contingency fund will be the responsibility of Supplier; and

vii.	Supplier shall still be liable per the terms of the Agreement (between Buyer Motor Company and Supplier).

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as ***. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.